UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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OCLARO, INC.
(Name of Registrant as Specified In Its Charter)

n/a
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The Amended and Restated Bylaws of Oclaro, Inc. (the “Company”), as currently in effect (the “Current Bylaws”), provide that the Company’s directors will be elected by a plurality vote. At the Company’s annual meeting of stockholders held on January 14, 2014 (the “2013 Annual Meeting”), the Company’s stockholders approved a stockholder proposal that the Board initiate the appropriate process to amend the Company’s articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of stockholders, with a plurality vote standard retained for contested director elections.

As disclosed in the Company’s proxy statement for its annual meeting of stockholders to be held on November 14, 2014, the Company expected the Board to amend the Current Bylaws to implement a majority voting standard in accordance with the stockholder proposal adopted at the 2013 Annual Meeting.

On October 28, 2014, the Board adopted the Company’s Amended and Restated By-laws (“Restated Bylaws”), to be effective on December 1, 2014. The Restated Bylaws amend the Current Bylaws to provide that director nominees will be elected by the affirmative vote of the majority of votes cast at a meeting of stockholders, with a plurality voting standard retained for contested director elections.

In order to implement the majority voting provision in the Revised Bylaws, the Company also amended its Corporate Governance Guidelines, to be effective on December 1, 2014 (the “Revised Guidelines”). The Revised Guidelines provide that it is the policy of the Board that incumbent director nominees must submit to the Chairman of the Nominating and Corporate Governance Committee of the Board or, in the case of such Chairman, to the Chairman of the Board, an advance irrevocable resignation that is conditioned upon (i) the director’s failure to receive the affirmative vote of the “majority of votes cast” (as defined in the Restated Bylaws) of stockholders for that director in an uncontested election at the next annual meeting for the reelection of such director at which a quorum is present, and (ii) the Board’s acceptance of such resignation. An “uncontested election” means an election where the number of nominees for director does not exceed the number of directors to be elected as of the tenth day preceding the date the Company first mails its notice of meeting for such meeting of the stockholders.